As filed with the Securities and Exchange Commission on April 4, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-1458323 (I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite C-300

Austin, Texas 78746

(Address of Principal Executive Offices)

2005 Incentive and Non-Qualified Stock Option Plan

of American Physicians Service Group, Inc.

(Full Title of the Plans)

W. H. Hayes

Senior Vice President - Finance, Chief Financial Officer

1301 Capital of Texas Highway, Suite C-300

Austin, Texas 78746

(512) 328-0888

(Name, address and telephone number of agent for service)

Copy to:

Timothy L. LaFrey Akin Gump Strauss Hauer & Feld LLP 300 West 6th Street, Suite 2100 Austin, Texas 78701 (512) 499-6200

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock to be registered in respect of the 2005 Incentive and Non-Qualified Stock Option Plan (1)	300,000	$17.70	$5,310,000	$163.02

(1)

Upon a future stock split, stock dividend or similar transaction involving the common stock of the registrant and during the effectiveness of this registration statement, the number of securities registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on average of the high and low price per common stock on April 3, 2007, as reported by NASDAQ.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is being filed to register an additional 300,000 shares of common stock, par value $.10 per share ("Common Stock") available for issuance under the 2005 Incentive and Non-Qualified Stock Option Plan, as amended (the "Plan"). As a result of an amendment to the Plan, which was approved by our stockholders on March 22, 2007, the number of shares of Common Stock authorized for issuance under the Plan was increased from 350,000 to 650,000. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on April 26, 2006 with respect to Registrant's 2005 Incentive and Non-Qualified Stock Option Plan (Registration No. 333-133544).

Item 8.	Exhibits.

Exhibit No.	Description
4.1*	Amendment to 2005 Incentive and Non-Qualified Stock Option Plan of American Physicians Service Group, Inc.
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.2*	Consent of independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this registration statement).

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*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, APSG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 4, 2007.

AMERICAN PHYSICIANS SERVICE GROUP, INC.

By:	/s/ Kenneth S. Shifrin
Kenneth S. Shifrin
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Kenneth S. Shifrin and W.H. Hayes with the power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign on his or her behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on April 4, 2007.

Signature	Title

/s/ Kenneth S. Shifrin Kenneth S. Shifrin	Director - Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ W. H. Hayes W. H. Hayes	Senior Vice President - Finance, Secretary and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas R. Solimine Thomas R. Solimine	Controller (Principal Accounting Officer)

/s/ Jackie Majors Jackie Majors	Director

/s/ Lew N. Little, Jr. Lew N. Little, Jr.	Director

/s/ William A. Searles William A. Searles	Director

/s/ Cheryl Williams Cheryl Williams	Director

INDEX TO EXHIBITS

Exhibit No.	Description
4.1*	Amendment to 2005 Incentive and Non-Qualified Stock Option Plan of American Physicians Service Group, Inc.
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
23.2*	Consent of independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this registration statement).

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*Filed herewith